UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2015

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On August 13, 2015, Belden Inc. amended its ABL Credit Agreement and Term Loan Credit Agreement, each of which was initially entered into as of October 3, 2013 and included as Exhibits 10.1 and 10.2 to a Current Report on Form 8-K filed by the Company on October 9, 2013. The agreements were amended in order to eliminate the ability of the Company’s lenders to terminate these agreements in the event of a “change in control” resulting from a change in a majority of the board members where the new board members were not nominated by the Company’s existing board of directors but their election was approved by the Company’s board of directors. These amendments are included in the Form 8-K as Exhibits 10.1 and 10.2 and are incorporated herein by reference. The filing of this Form 8-K should not be construed as acknowledging that these amendments are material to the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment to ABL Credit Agreement.

10.2	Amendment to Term Loan Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: August 17, 2015	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President-Legal, General Counsel and Corporate Secretary

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